CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida



     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 1997, except for Note 5 which is as of April 14, 1997, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended
December 31, 1996.



                              /s/ BDO Seidman, LLP
                                   BDO Seidman, LLP




Orlando, Florida
April 23, 1997